Exhibit 10.5.5

AMENDMENT TO THE SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
(John A. Burchett)

THIS AMENDMENT TO THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is entered into on February 12, 2009 by and between Hanover Capital Mortgage Holdings, Inc., a Maryland corporation, with its offices located at 200 Metroplex Drive, Suite 100, Edison, New Jersey 08817 (“Hanover”), or any successor to Hanover (the “Company”), and John A. Burchett (the “Employee”), an individual whose residence is 896 Highland Avenue, Westfield, New Jersey 07070.  This Agreement is an amendment and restatement of that certain employment agreement entered into between the Company and Employee as of September 30, 2008 (the “Agreement”).

The Company and Employee hereby amend and restate the Agreement in the following particulars:

1.             The second WHEREAS clause in the Agreement is amended to read in its entirety as follows:

“WHEREAS, in connection with the contemplated merger transaction as set forth in the Second Amended and Restated Agreement and Plan of Merger, dated as of February 6, 2009, among Walter Industries, Inc., JWH Holding Company, LLC, a Delaware limited liability company wholly-owned by Walter (“JWHHC”), Walter Investment Management LLC, a Delaware limited liability company wholly-owned by Walter, and the Company (the “Merger”), as amended from time to time; and”

Except as herein provided and modified, the Company and Employee agree that the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Employee has executed this Agreement and the Company has caused this Agreement to be executed by a duly authorized officer as of the 12th day of February, 2009.

COMPANY:
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

By:	/s/ SUZETTE BERRIOS
Name: Suzette Berrios
Title: General Counsel

EMPLOYEE:

/s/ JOHN A. BURCHETT
John A. Burchett